                                   EXHIBIT 99


[ORIENTAL FINANCIAL GROUP LOGO]

FOR RELEASE:                                    CONTACT:
Wednesday, July 21, 2004                        Steven Anreder and Gary Fishman
                                                Anreder & Company
                                                Phone: (212) 532-3232


                      ORIENTAL FINANCIAL GROUP NET INCOME
         INCREASES 24.0% IN FISCAL 2004 AND 27.1% IN THE FOURTH QUARTER

San Juan, Puerto Rico, (Wednesday, July 21, 2004) - Oriental Financial Group Inc. (NYSE: OFG) announced record net income for the year ended June 30, 2004.

Fiscal 2004 net income increased 24.0% to $63.6 million, compared to $51.3 million last year, and earnings per diluted share increased 15.4% to $2.78, compared to last year's $2.41 per share. Return on Equity (ROE) equaled 34.64%, against 31.33% in Fiscal 2003, and Return on Assets (ROA) for the year increased to 1.91%, compared to 1.88%. At year-end Fiscal 2004, stockholders' equity amounted to $294.7 million, up 46.1%, from year-end Fiscal 2003, and per share book value equaled $10.30, an increase of 18.9%, based on a greater number of outstanding shares. Total financial assets managed and owned were $6.5 billion, an increase of 13.6% from June 30, 2003.

In the three months ended June 30, 2004, net income increased 27.1% to a record $18.1 million for the fiscal fourth quarter compared to $14.2 million in the year-ago quarter. Earnings per diluted share increased 10.4% to $0.74, compared to last year's $0.67. ROE improved to 32.33% compared to 32.06%, and ROA equaled the year ago quarter's 1.99%.

Earnings per share for the fiscal year and fourth quarter was affected by more average shares outstanding in both periods, the result of the Group's March 2004 secondary offering of 1,995,000 common shares, which raised $51.5 million, and dividends paid on the preferred stock offering sold in September 2003, which raised $33.1 million. Excluding the effect of the new shares and the new dividend, earnings per share would have been higher by an additional $0.14 for the year and by an additional $0.08 for the quarter, and would have resulted in earnings per share growth of 21.2% for Fiscal 2004 and 22.4% for the fourth quarter compared to the corresponding prior year periods.

"We are pleased to have exceeded our average annual earnings per share growth targets despite more shares outstanding," said Jose E. Fernandez, Chairman, President and CEO. "We took major steps forward in Fiscal 2004, expanding our executive team, raising fresh growth capital, and strengthening our banking and financial services franchise. We launched The Oriental Way program, to deliver world-class products and services, targeting the personal and commercial needs of the Island's professionals and owners of small and mid-sized businesses. The results of these efforts have been most satisfactory."

"Our strong fourth quarter performance reflected continued growth in commercial loans, the successful launch of both our consumer loan business and the Oriental Wealth Management program, tight control over non-interest expenses, and reduced net charge-offs and non-performing loans, which reflects the quality of our loan portfolio," said Mr. Fernandez.

FISCAL 2004 ANALYSIS

In Fiscal 2004, net interest income after provision for loan losses increased 17.7% to $82.6 million, with interest income up 8.3% to $164.4 million and interest expense declining 0.2% to $77.2 million. Results benefited from a larger volume of interest earning assets (investment and loans), despite lower average yields. Interest rate margin equaled 2.75% for Fiscal 2004. At June 30, 2004, interest earnings assets increased 21.3% to $3,590.2 million compared to June 30, 2003, reflecting a 27.5% increase in investments to $2,846.8 million, which were concentrated in AAA rated mortgage backed securities and Puerto Rico government agencies obligations.

Production of commercial loans, virtually all secured by real estate, increased 46.3%, to $56.4 million compared to $38.5 million. The increase reflected the Group's expansion of its commercial business in the second half with professionals and small and mid-sized businesses, and participations in commercial real estate loans. Consumer loan production declined $0.9 million, to $5.8 million, as the Group held back marketing pending expansion of the business in the fourth quarter. Residential mortgage production was 7.5% lower, at $330.4 million compared to $357.0 million, primarily due to the Group's decision to temporarily moderate home loan activity based on fourth quarter market conditions, which also resulted in lower mortgage banking revenues. Total loans outstanding at the end of the year amounted to $743.5 million, compared to $728.5 million a year earlier. Approximately $228.4 million of conforming residential mortgage loans were sold in the secondary market in Fiscal 2004.

At June 30, 2004, interest-bearing liabilities increased 26.0% to $3,307.4 million compared to June 30, 2003, reflecting a 44.3% increase in borrowings to $2,283.0 million and a 1.9% decline in deposits to $1,024.3 million. The increase in borrowings was concentrated in larger average balances of repurchase agreements, Federal Home Loan Bank advances and subordinated capital notes. The decrease in deposits primarily reflects a decision to cut back on certificates of deposit in favor of other lower-cost funding sources.

Total non-interest banking and financial services revenues increased 14.2%, to $32.5 million compared to $28.5 million. Banking service revenues increased 20.1%, to $7.2 million compared to $6.0 million, reflecting increased fees on deposit accounts, bank service charges, and commissions, and the success of the Group's product and service marketing programs. Financial service revenues (commissions and fees from broker, insurance and fiduciary activities) increased 21.7%, to $17.6 million compared to $14.5 million, the result of general improvement in equity markets, increased underwriting activities, higher service fees in fiduciary activities, and income generated by Caribbean Pension Consultants, which was acquired in January 2003. Income from mortgage banking declined 3.8%, to $7.7 million compared to $8.0 million, and the net gain on the sale of securities decreased 9.2%, to $13.4 million compared to $14.8 million.

Non-interest expenses increased 10.8%, to $59.4 million compared to $53.7 million. However, the Group's efficiency ratio in Fiscal 2004 improved to 49.63%, compared to 51.35% a year earlier. With the launch of its growth program, the Group incurred higher outlays for human resources, technology and marketing, among others, during the first half of Fiscal 2004. Thereafter, costs were realigned, with expenses trending lower in the second half.

Net loans charged-off to average loans outstanding in Fiscal 2004 declined to 0.28% compared to 0.33% a year earlier, and the provision for loan losses totaled $4.6 million compared to $4.2 million. The allowance for loan losses to total loans at June 30, 2004 was 1.01%, or $7.6 million, compared to 0.69%, or $5.0 million, at June 30, 2003, reflecting higher loss reserve requirements related to the expanded commercial and consumer loan business.

Total financial assets managed and owned at June 30, 2004 included a 22.5% increase in total bank assets, to $3,725.7 million, as compared to June 30, 2003; a 9.2% increase in broker-dealer assets gathered, to $1,051.8 million; and trust assets managed of $1,670.7 million, approximately equal to a year earlier.

FISCAL 2004 FOURTH QUARTER ANALYSIS

Fourth quarter net interest income after provision for loan losses increased 28.3%, to $21.4 million compared to $16.7 million in the year-ago quarter, primarily reflecting a 14.6% increase in interest income to $42.5 million and interest expense of $19.9 million, compared to $19.0 million in the corresponding year-ago quarter. Results benefited from an increase in interest earning assets (investment and loans), partially offset by a reduction of 10 basis points in the interest rate margin.

Commercial loan production increased 95.5%, to $23.6 million compared to $12.1 million. Consumer loan production increased 17.7%, to $2.6 million compared to $2.2 million, benefiting from the Group's re-entry into providing installment loans, backed by a disciplined credit control process. Residential mortgage loan production declined 35.9%, to $68.0 million compared to $106.0 million.

Total non-interest banking and financial services revenues declined 4.3%, to $7.7 million compared to $8.0 million. Banking service revenues increased 20.2%, to $1.9 million compared to $1.6 million, and financial service revenues grew 7.7%, to $4.4 million compared to $4.1 million. Income from mortgage banking declined 42.8%, to $1.3 million from $2.3 million, and the net gain on the sale of securities totaled $3.9 million, compared with $5.8 million a year earlier.

Non-interest expenses declined 0.9% in the quarter, to $14.5 million compared to $14.6 million, with the efficiency ratio improving to 47.70% compared to 55.22%.

Net loans charged-off to average loans outstanding declined to 0.14% compared to 0.25% a year ago. The provision for loan losses amounted to $1.2 million, compared to $1.4 million in the year ago quarter. Total non-performing assets declined sequentially to $31.7 million, or 0.83% of total assets, compared with $34.4 million and 0.99%, respectively, in the March 2004 quarter. Non-performing commercial loans declined 39.3%, to $2.9 million as of June 30, 2004, from $4.8 million as of March 31, 2004, and non-performing residential mortgage loans decreased 6.7%, to $20.6 million.

FISCAL 2005 GROWTH PLAN

Mr. Fernandez said key factors in the Group's growth plan for Fiscal 2005 include:

         - The anticipated opening of two new branches in the San Juan metro area, giving Oriental a total of 25 branches, and remodeling two branches to incorporate the Group's new format.

         - Continued growth in commercial and consumer loans, and banking and financial service revenue as the Group expands its Preferred Plan banking and Oriental Wealth Management financial planning programs.

         -        Renewed growth in mortgage production.

         - Maintaining the Group's high credit standards as well as strict cost controls.

Mr. Fernandez noted that Fiscal 2005 earnings per share growth is expected to expand through the year as the Group puts to work the additional capital raised in the March 2004 offering. He added that the Group's Fiscal 2005 asset and liability management strategy anticipates a rise in interest rates for the year. During Fiscal 2005, the Group's results also should benefit from the expanded executive team assembled in Fiscal 2004.

ABOUT ORIENTAL FINANCIAL GROUP

Oriental Financial Group Inc. is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. It provides comprehensive financial services to its clients throughout Puerto Rico and offers third party pension plan administration in the continental U.S. and Puerto Rico through a wholly owned subsidiary, Caribbean Pension Consultants, Inc., which is headquartered in Boca Raton, Florida. The Group's core businesses include a full range of mortgage, commercial and consumer banking services offered through 23 financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services. More information about the Group may be obtained at www.OrientalOnline.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that reflect management's beliefs and expectations and are subject to risks and uncertainties inherent to the Group's business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other considerations.

                                     # # #

[ORIENTAL FINANCIAL GROUP LOGO]  ORIENTAL FINANCIAL GROUP
                                 FINANCIAL SUMMARY
                                 (NYSE:OFG)


                                                                   QUARTER PERIOD                     FISCAL YEAR ENDED
                                                     -----------------------------------------   ------------------------------
                                                     30-JUN-04   30-JUN-03     %     31-MAR-04   30-JUN-04   30-JUN-03      %
                                                     ---------   ---------   -----   ---------   ---------   ---------   ------

SUMMARY OF OPERATIONS (IN THOUSANDS,
  EXCEPT PER SHARE DATA):

INTEREST INCOME:
  Loans                                              $  12,558   $  13,422    -6.4%  $  12,538   $  52,130   $  51,486      1.3%
  Investment securities                                 29,930      23,638    26.6%     29,909     112,255     100,260     12.0%
                                                     ---------   ---------   -----   ---------   ---------   ---------   ------
TOTAL INTEREST INCOME                                   42,488      37,060    14.6%     42,447     164,385     151,746      8.3%
                                                     ---------   ---------   -----   ---------   ---------   ---------   ------
INTEREST EXPENSE:
  Deposits                                               6,954       8,058   -13.7%      7,755      30,012      33,657    -10.8%
  Securities sold under agreements
    to repurchase                                        9,995       8,686    15.1%      9,083      36,018      33,834      6.5%
  Other borrowed funds                                   2,927       2,209    32.5%      2,853      11,144       9,844     13.2%
                                                     ---------   ---------   -----   ---------   ---------   ---------   ------
    TOTAL INTEREST EXPENSE                              19,876      18,953     4.9%     19,691      77,174      77,335     -0.2%
                                                     ---------   ---------   -----   ---------   ---------   ---------   ------

      NET INTEREST INCOME                               22,612      18,107    24.9%     22,756      87,211      74,411     17.2%
  Provision for loan losses                             (1,183)     (1,400)  -15.5%     (1,050)     (4,587)     (4,190)     9.5%
                                                     ---------   ---------   -----   ---------   ---------   ---------   ------
      NET INTEREST INCOME AFTER PROVISION
        FOR LOAN LOSSES                                 21,429      16,707    28.3%     21,706      82,624      70,221     17.7%
                                                     ---------   ---------   -----   ---------   ---------   ---------   ------

NON-INTEREST INCOME:
  Commissions and fees from broker,
    insurance and fiduciary activities                   4,402       4,088     7.7%      4,357      17,617      14,472     21.7%
  Banking service revenues                               1,940       1,614    20.2%      1,820       7,165       5,968     20.1%
  Mortgage banking activities                            1,319       2,306   -42.8%      1,946       7,719       8,026     -3.8%
                                                     ---------   ---------   -----   ---------   ---------   ---------   ------
    Total banking and financial services
      revenues                                           7,661       8,008    -4.3%      8,123      32,501      28,466     14.2%
  Net gain on sale of securities                         3,905       5,823   -32.9%      3,327      13,435      14,794     -9.2%
  Net gain (loss) on derivatives and
    other activities                                       970         427   127.2%       (251)         98      (4,221)  -102.3%
                                                     ---------   ---------   -----   ---------   ---------   ---------   ------
    TOTAL NON-INTEREST INCOME                           12,536      14,258   -12.1%     11,199      46,034      39,039     17.9%
                                                     ---------   ---------   -----   ---------   ---------   ---------   ------

NON-INTEREST EXPENSES:
  Compensation and employees' benefits                   6,424       5,297    21.3%      6,381      24,579      20,563     19.5%
  Occupancy and equipment                                2,556       2,323    10.0%      2,465       9,639       9,079      6.2%
  Advertising and business promotion                     1,380       2,240   -38.4%      1,919       7,466       7,052      5.9%
  Professional and service fees                          1,174       1,669   -29.7%      1,382       5,631       6,467    -12.9%
  Communication                                            463         464    -0.2%        463       1,849       1,671     10.7%
  Loan servicing expenses                                  466         468    -0.4%        461       1,853       1,775      4.4%
  Taxes, other than payroll and income taxes               435         393    10.7%        455       1,754       1,556     12.7%
  Electronic banking charges                               480         331    45.0%        418       1,679       1,244     35.0%
  Printing, postage, stationery and supplies               262         274    -4.4%        270       1,121       1,038      8.0%
  Insurance, including deposit insurance                   200         194     3.1%        197         791         736      7.5%
  Other                                                    613         926   -33.8%        586       3,070       2,475     24.0%
                                                     ---------   ---------   -----   ---------   ---------   ---------   ------
    TOTAL NON-INTEREST EXPENSES                         14,453      14,579    -0.9%     14,997      59,432      53,656     10.8%
                                                     ---------   ---------   -----   ---------   ---------   ---------   ------

INCOME BEFORE INCOME TAXES                              19,512      16,386    19.1%     17,908      69,226      55,604     24.5%
  Income tax expense                                    (1,434)     (2,161)  -33.6%     (1,585)     (5,577)     (4,284)    30.2%
                                                     ---------   ---------   -----   ---------   ---------   ---------   ------
NET INCOME                                              18,078      14,225    27.1%     16,323      63,649      51,320     24.0%
  Less: Dividends on preferred stock                    (1,200)       (596)  101.3%     (1,200)     (4,198)     (2,387)    75.9%
                                                     ---------   ---------   -----   ---------   ---------   ---------   ------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS          $  16,878   $  13,629    23.8%  $  15,123   $  59,451   $  48,933     21.5%
                                                     =========   =========   =====   =========   =========   =========   ======

[ORIENTAL FINANCIAL GROUP LOGO]  ORIENTAL FINANCIAL GROUP
                                 FINANCIAL SUMMARY
                                 (NYSE:OFG)


                                                     QUARTER PERIOD                                   FISCAL YEAR ENDED
                                       -----------------------------------------------      -------------------------------------
                                       30-JUN-04   30-JUN-03      %         31-MAR-04       30-JUN-04       30-JUN-03         %
                                       ---------   ---------    ------      ----------      ----------      ----------      -----

SUMMARY OF OPERATIONS
  (IN THOUSANDS, EXCEPT
  PER SHARE DATA):

EARNINGS PER SHARE (1)
  Earning per common share (basic)      $ 0.77      $ 0.71         8.5%     $     0.75      $     2.92      $     2.56       14.1%
                                        ------      ------      ------      ----------      ----------      ----------      -----
  Earning per common share (diluted)    $ 0.74      $ 0.67        10.4%     $     0.71      $     2.78      $     2.41       15.4%
                                        ------      ------      ------      ----------      ----------      ----------      -----
  Dividends declared per common share   $ 0.14      $ 0.13         7.7%     $     0.14      $     0.55      $     0.49       12.2%
                                        ------      ------      ------      ----------      ----------      ----------      -----

  Average Shares Outstanding (1)        21,983      19,313        13.8%         20,289          20,359          19,136        6.4%
  Average potential common
    share-options (1)                      861       1,181       -27.1%            983             989           1,200      -17.6%
                                        ------      ------      ------      ----------      ----------      ----------      -----
    TOTAL AVERAGE SHARES OUTSTANDING
      AND EQUIVALENTS (1)               22,844      20,494        11.5%         21,272          21,348          20,336        5.0%
                                        ------      ------      ------      ----------      ----------      ----------      -----

  Common shares outstanding at
    end of period (1)                                                           21,922          22,011          19,425       13.3%
                                                                            ----------      ----------      ----------      -----
  Book value per common share (1)                                           $     9.98      $    10.30      $     8.66       18.9%
                                                                            ----------      ----------      ----------      -----

PERFORMANCE RATIOS:
  Return on assets                        1.99%       1.99%        0.0%           1.93%           1.91%           1.88%       1.6%
                                        ------      ------      ------      ----------      ----------      ----------      -----
  Return on common equity                32.33%      32.06%        0.8%          36.35%          34.64%          31.33%      10.6%
                                        ------      ------      ------      ----------      ----------      ----------      -----
  Efficiency Ratio                       47.70%      55.22%      -13.6%          48.53%          49.63%          51.35%      -3.3%
                                        ------      ------      ------      ----------      ----------      ----------      -----
  Leverage capital ratio                                                         11.58%          11.24%           8.19%      37.2%
                                                                            ----------      ----------      ----------      -----
  Tier 1 risk-based capital                                                      38.43%          37.91%          25.00%      51.6%
                                                                            ----------      ----------      ----------      -----
  Total risk-based capital                                                       39.08%          38.61%          24.48%      57.7%
                                                                            ----------      ----------      ----------      -----

SELECTED FINANCIAL DATA AT PERIOD-END
  Trust Assets Managed                                                      $1,666,052      $1,670,651      $1,670,437        0.0%
  Broker-Dealer Assets Gathered                                              1,096,906       1,051,812         962,919        9.2%
                                                                            ----------      ----------      ----------      -----
    TOTAL ASSETS MANAGED                                                     2,762,958       2,722,463       2,633,356        3.4%
  Bank assets owned                                                          3,466,215       3,725,695       3,040,551       22.5%
                                                                            ----------      ----------      ----------      -----
    TOTAL FINANCIAL ASSETS MANAGED AND OWNED                                $6,229,173      $6,448,158      $5,673,907       13.6%
                                                                            ==========      ==========      ==========      =====

(1) DATA ADJUSTED TO GIVE RETROACTIVE EFFECT TO THE 10% STOCK DIVIDEND DECLARED ON THE GROUP'S COMMON STOCK ON NOVEMBER 20, 2003.

[ORIENTAL FINANCIAL GROUP LOGO]  ORIENTAL FINANCIAL GROUP
                                 FINANCIAL SUMMARY
                                 (NYSE:OFG)


                                                        QUARTER PERIOD                          FISCAL YEAR ENDED
                                            ---------------------------------------    -----------------------------------
                                            30-JUN-04  30-JUN-03   %     31-MAR-04      30-JUN-04      30-JUN-03       %
                                            ---------  ---------  ---   -----------    -----------    -----------    -----

SUMMARY OF OPERATIONS (IN THOUSANDS,
  EXCEPT PER SHARE DATA):

SELECTED FINANCIAL DATA AT
  PERIOD-END
INTEREST-EARNING ASSETS:
  INVESTMENTS:
    Short term investments                                                    6,093    $     7,747    $     1,152    572.5%
    Trading securities                                                        2,820            574          1,037    -44.6%
    Investment securities available-
      for-sale, at fair value                                             1,381,415      1,527,407      2,207,604    -30.8%
    Investment securities held-to-
      maturity, at amortized cost                                         1,233,033      1,282,862             --    100.0%
    Federal Home Loan Bank
      (FHLB) stock, at cost                                                  22,537         28,160    $    22,537     25.0%
                                                                        -----------    -----------    -----------    -----
      TOTAL INVESTMENTS                                                 $ 2,645,898    $ 2,846,750    $ 2,232,330     27.5%
                                                                        -----------    -----------    -----------    -----

  LOANS:
    Residential mortgage loans                                          $   575,141    $   589,328    $   584,009      0.9%
    Home equity loans and secured
      personal loans                                                         72,477         67,353         90,516    -25.6%
    Commercial loans, mainly
      secured by real estate                                                 64,382         81,846         42,931     90.6%
    Consumer loans                                                           16,834         18,510         20,572    -10.0%
                                                                        -----------    -----------    -----------    -----
      LOANS RECEIVABLE, GROSS                                               728,834        757,037        738,028      2.6%
    Less: deferred loan fees, net                                           (11,690)       (11,842)       (13,733)   -13.8%
                                                                        -----------    -----------    -----------    -----
      LOANS RECEIVABLE                                                      717,144        745,195        724,295      2.9%
    Allowance for loan losses                                                (6,632)        (7,553)        (5,031)    50.1%
                                                                        -----------    -----------    -----------    -----
      LOANS RECEIVABLE, NET                                                 710,512        737,642        719,264      2.6%
    Mortgage loans held for sale                                              7,600          5,814          9,198    -36.8%
                                                                        -----------    -----------    -----------    -----
      TOTAL LOANS RECEIVABLE, NET                                       $   718,112    $   743,456    $   728,462      2.1%
                                                                        -----------    -----------    -----------    -----
        TOTAL INTEREST-EARNING ASSETS                                   $ 3,364,010    $ 3,590,206    $ 2,960,792     21.3%
                                                                        -----------    -----------    -----------    -----

INTEREST-BEARING LIABILITIES:
  DEPOSITS:
    Demand deposits                                                     $   133,286    $   126,296    $   132,328    -4.6%
    Savings accounts                                                         90,613         88,463         92,210    -4.1%
    Certificates of deposit                                                 833,823        809,590        819,727    -1.2%
                                                                        -----------    -----------    -----------    -----
      TOTAL DEPOSITS                                                      1,057,722      1,024,349      1,044,265    -1.9%
                                                                        -----------    -----------    -----------    -----

  BORROWINGS:
    Securities sold under
      agreements to repurchase                                            1,648,339      1,895,865      1,400,598     35.4%
    Advances from FHLB                                                      310,800        300,000        130,000    130.8%
    Subordinated capital notes                                               72,166         72,166         36,083    100.0%
    Term notes                                                               15,000         15,000         15,000      0.0%
                                                                        -----------    -----------    -----------    -----
      TOTAL BORROWINGS                                                    2,046,305      2,283,031      1,581,681     44.3%
                                                                        -----------    -----------    -----------    -----
        TOTAL INTEREST-BEARING
          LIABILITIES                                                   $ 3,104,027    $ 3,307,380    $ 2,625,946     26.0%
                                                                        -----------    -----------    -----------    -----

    Preferred Equity                                                         68,000         68,000         33,500    103.0%
    Common Equity                                                           218,676        226,667        168,180     34.8%
                                                                        -----------    -----------    -----------    -----
        STOCKHOLDERS' EQUITY                                            $   286,676    $   294,667    $   201,680     46.1%
                                                                        -----------    -----------    -----------    -----

[ORIENTAL FINANCIAL GROUP LOGO]  ORIENTAL FINANCIAL GROUP
                                 FINANCIAL SUMMARY
                                 (NYSE:OFG)


                                                           QUARTER PERIOD                           FISCAL YEAR ENDED
                                          -----------------------------------------------   --------------------------------
                                          30-JUN-04    30-JUN-03        %       31-MAR-04   30-JUN-04    30-JUN-03       %
                                          ---------    ---------     --------   ---------   ---------    ---------     -----

SUMMARY OF OPERATIONS
  (IN THOUSANDS,
  EXCEPT PER SHARE
  DATA):

  NUMBER OF FINANCIAL CENTERS                                                         23           23           23
                                                                                  ------     --------     --------

CREDIT DATA
  Net loans charged-off                    $    262     $    444       -41.0%    $   438     $  2,065     $  2,198     -6.1%
                                           --------     --------     --------    -------     --------     --------     -----
  Net charge-offs to
    average loans outstanding                  0.14%        0.25%      -44.0%       0.24%        0.28%        0.33%    -15.2%
                                           --------     --------     --------    -------     --------     --------     -----

  Allowance for loan losses                                                      $ 6,632     $  7,553     $  5,031      50.1%
                                                                                 -------     --------     --------     -----
  Allowance coverage ratios:
    Allowance for loan losses to
      total loans                                                                   0.92%        1.01%        0.69%     46.4%
                                                                                 -------     --------     --------     -----
    Allowance for loan losses to
      non-performing loans                                                         19.55%       24.53%       17.42%     40.8%
                                                                                 -------     --------     --------     -----
    Allowance for loan losses to
      non-real estate
      non-performing loans                                                        127.78%      230.34%      217.32%      6.0%
                                                                                 -------     --------     --------     -----

  Non-performing assets summary:
    Residential mortgage loans                                                   $22,131     $ 20,648     $ 19,786       4.4%
    Home equity loans                                                              6,607        6,861        6,781       1.2%
    Commercial                                                                     4,870        2,954        1,817      62.6%
    Consumer                                                                         320          325          498     -34.7%
                                                                                 -------     --------     --------     -----
      Non-performing loans                                                       $33,928     $ 30,788     $ 28,882       6.6%
      Foreclosed properties                                                          447          888          536      65.7%
                                                                                --------     --------     --------     -----
        Non-performing assets                                                   $ 34,375     $ 31,676     $ 29,418       7.7%
                                                                                --------     --------     --------     -----

  Non-performing loans to total loans                                               4.68%        4.10%        3.94%      4.1%
                                                                                  ------     --------     --------     -----
  Non-performing assets to total assets                                             0.99%        0.83%        0.95%    -12.6%
                                                                                  ------     --------     --------     -----

  Loan Production Summary:
    Residential mortgage loans             $ 67,985     $106,047        -35.9%   $76,853    $6330,395     $357,027      -7.5%
    Home equity loans and secured
      personal loans                             44        1,417        -96.9%        16        1,068       15,018     -92.9%
    Commercial                               23,606       12,073         95.5%    14,323       56,357       38,522      46.3%
    Consumer                                  2,570        2,184         17.7%       972        5,800        6,729     -13.8%
                                           --------     --------     --------    -------     --------     --------     -----
      Total loan production                $ 94,205     $121,721        -22.6%   $92,164     $393,620     $417,296      -5.7%
                                           --------     --------     --------    -------     --------     --------     -----

[ORIENTAL FINANCIAL GROUP LOGO]  ORIENTAL FINANCIAL GROUP
                                 FINANCIAL SUMMARY
                                 (NYSE:OFG)


                                                            QUARTER PERIOD                               FISCAL YEAR ENDED
                                            ------------------------------------------------     ---------------------------------
                                            30-JUN-04     30-JUN-03        %       31-MAR-04     30-JUN-04    30-JUN-03        %
                                            ---------     ---------      -----     ---------     ---------    ---------      -----

SUMMARY OF OPERATIONS
  (IN THOUSANDS, EXCEPT
  PER SHARE DATA):

TAX EQUIVALENT SPREAD
 Interest-earning assets                       4.94%        5.58%        -11.5%       5.24%        5.19%        6.09%        -14.8%
 Tax equivalent adjustment                     1.12%        2.14%        -47.7%       1.87%        1.11%        2.12%        -47.6%
                                               ----         ----         -----        ----         ----         ----         -----
  INTEREST-EARNING ASSETS -- TAX EQUIVALENT    6.06%        7.72%        -21.5%       7.11%        6.30%        8.21%        -23.3%
 Interest-bearing liabilities                  2.46%        2.92%        -15.8%       2.56%        2.55%        3.18%        -19.8%
                                               ----         ----         -----        ----         ----         ----         -----
  Tax equivalent interest rate spread          3.60%        4.80%        -25.0%       4.55%        3.75%        5.03%        -25.4%
                                               ----         ----         -----        ----         ----         ----         -----

  Tax equivalent interest rate margin          3.75%        4.87%        -23.0%       4.68%        3.86%        5.11%        -24.5%
                                               ----         ----         -----        ----         ----         ----         -----

NORMAL SPREAD
 Investments                                   4.45%        4.89%         -9.0%       4.78%        4.62%        5.49%        -15.8%
 Loans                                         6.65%        7.42%        -10.4%       6.81%        7.07%        7.70%         -8.2%
                                               ----         ----         -----        ----         ----         ----         -----
  Interest-earning assets                      4.94%        5.58%        -11.5%       5.24%        5.19%        6.09%        -14.8%
                                               ----         ----         -----        ----         ----         ----         -----

 Deposits                                      2.62%        2.98%        -12.1%       2.91%        2.87%        3.30%        -13.0%
 Borrowings                                    2.38%        2.88%        -17.4%       2.38%        2.38%        3.10%        -23.2%
                                               ----         ----         -----        ----         ----         ----         -----
  Interest-bearing liabilities                 2.46%        2.92%        -15.8%       2.56%        2.55%        3.18%        -19.9%
                                               ----         ----         -----        ----         ----         ----         -----

 Interest rate spread                          2.48%        2.66%         -6.8%       2.68%        2.64%        2.90%         -9.0%
                                               ----         ----         -----        ----         ----         ----         -----
 Interest rate margin                          2.63%        2.73%         -3.7%       2.81%        2.75%        2.99%         -8.0%
                                               ----         ----         -----        ----         ----         ----         -----